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                                                                   EXHIBIT 10.20

                                 AMENDMENT NO 1

                                       TO

                              EMPLOYMENT AGREEMENT

     This Amendment No. 1 to Employment Agreement ("AMENDMENT") is entered into to be effective as of May 13, 2002 by and between Jeffrey R. Tarr ("EXECUTIVE"), and Hoover's, Inc., a Delaware corporation ("COMPANY").

     WHEREAS, Executive and Company are parties to that certain Employment Agreement dated to be effective as of May 22, 2001 (as amended hereby, the "AGREEMENT"); and

     WHEREAS, Company and Executive now desire to amend the Agreement;

     NOW, THEREFORE, for and in consideration of the premises and the mutual benefits to the parties arising out of this Amendment, the receipt and sufficiency of which are hereby acknowledged by the parties' execution and delivery hereof, Company and Executive agree as follows:

     1.   AMENDMENTS TO THE AGREEMENT.

          (a) AMENDMENT TO PARAGRAPH 3(b). Paragraph 3(b) of the Agreement is hereby amended so as to read in its entirety as follows:

               "(b) Executive shall devote his full time, attention and energy to the business of the Company; provided, however, that Executive shall be entitled to (1) serve on corporate, civic or charitable boards or committees (other than those of entities which are competitors of the Company and its affiliates), (2) belong to and attend functions of professional organizations and generally engage in professional development activities, including attending conferences relating to such organizations and activities, and (3) deliver lectures or fulfill speaking engagements; provided further that such activities do not materially impact on Executive's abilities to fully perform his obligations to the Company."

          (b) AMENDMENT TO PARAGRAPHS 6(a) AND 6(c). Paragraphs 6(a) and 6(c) of the Agreement are hereby amended to include the following:

               "... and except after the term of his employment, to the extent such information is already known by Executive at the time it is disclosed to Executive, is or becomes generally known to the public through no wrongful act of Executive, is received by Executive from a third party without restriction on disclosure and without a breach of any obligation of confidentiality running to the Company, or is independently developed by Executive without the use of or reference to any Proprietary Information received from the Company."

          (c) AMENDMENT TO PARAGRAPH 6(f). Paragraph 6(f) of the Agreement is hereby amended so as to read in its entirety as follows:

               "(f) Executive acknowledges that any breach by Executive of this
                    Section 6 will result in irreparable harm to the Company with respect to which no adequate remedy at law exists. Accordingly, in addition to any other remedies available to the Company with respect to any actual or threatened breach of this Agreement, the Company shall be entitled to seek temporary or permanent injunctive relief and Executive consents to any temporary and permanent injunctive relief which may be granted by a court of competent jurisdiction."

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          (d)  AMENDMENT TO PARAGRAPH 6(g). Paragraph 6(g) of the Agreement is
hereby amended so as to read in its entirety as follows:

               "(g) The Company's obligations under Section 7(h)(i) of this
                    Agreement (if any) shall cease in the event of Executive's material breach of his obligations under this Section 6, which material breach continues after ten (10) business days' written notice and opportunity to cure (provided that if the material breach will result in imminent and material harm to the Company, then the Executive shall be required to cure such material breach within the time period reasonably requested by the Board to avoid such material harm)."

          (e) AMENDMENT TO PARAGRAPH 7(a). Paragraph 7(a) of the Agreement is hereby amended so as to read in its entirety as follows:

               "(a) The Company shall have the right to terminate the employment of Executive under this Agreement at any time, and without notice, for "Cause" as hereinafter defined. "Cause" for the purpose of this Agreement shall mean any one or more of the following:

                    (i) the material breach or violation by Executive of this Agreement or the failure of Executive to perform in any material respect any of his obligations under this Agreement for any reason other than death or disability which failure or breach continues after ten business (10) days written notice and opportunity to cure (provided that if the material breach or violation will result in imminent and material harm to the Company, then the Executive shall be required to cure such material breach or violation within the time period reasonably requested by the Board to avoid such material harm),

                    (ii)    gross neglect of duties by Executive,

                    (iii) misappropriation of Company assets or willful breach of fiduciary duty as an officer of the Company,

                    (iv)    conviction of Executive of a felony, or

                    (v) the willful failure or refusal of Executive to follow in all material respects a lawful and ethical direction from the Board, which directive is consistent with the scope and nature of the Executive's duties and responsibilities hereunder of the Chief Executive Officer and President of a company and which failure or refusal continues after ten (10) business days' written notice and opportunity to cure (provided that if the failure or refusal will result in imminent and material harm to the Company, then the Executive shall be required to cure such failure or refusal within the time period reasonably requested by the Board to avoid such material harm)."

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          (f)  AMENDMENTS TO PARAGRAPH 7(c). Paragraph 7(c)(ii) of the Agreement
is hereby amended so as to read in its entirety as follows:

                    "(ii) A material reduction in Executive's duties and/or responsibilities as the Chief Executive Officer and President, responsible for directing the operations of the Company, which reduction in duties and/or responsibilities continues after ten (10) days' written notice to Company of Executive's objection to this material reduction in duties and/or responsibilities. A material reduction in duties and/or responsibilities shall be considered taking into account all of the facts and circumstances, including without limitation the revenues, strategic direction and the number of employees of the operation(s) managed by Executive prior to and following such reduction in Executive's duties and/or responsibilities. For the avoidance of doubt, the change in Executive's status from the Chief Executive Officer of a public company to the Chief Executive Officer of a division or a subsidiary of a public or non-public company would be considered a material reduction in duties for the purpose of this
                            Section 7(c)(ii)";

          In addition, a new paragraph 7(c) (iv) shall be added as follows, with the current paragraph 7(c)(iv) redesignated as 7(c) (v):

                    "(ii) The assignment of duties to Executive materially inconsistent with either Executive's prior duties as Chief Executive Officer of the Company or reasonable duties assigned to a Chief Executive Officer of a similar company."

          (g) AMENDMENT TO PARAGRAPH 7(h)(i). Paragraph 7(h)(i) of the Agreement is hereby amended so as to read in its entirety as follows:

               "(h) In the event of a termination by Company without Cause on or prior to other termination of this Agreement, or the termination by Executive for Good Reason on or prior to other termination of this Agreement (the parties each acknowledge that, in the event of an event constituting Good Reason arising as a result of or following a Change of Control of the Company, Executive will have a period of six
                    (6) months following such event to terminate this Agreement and receive the compensation and benefits described below), the Executive shall be entitled to the following:

                    (i) as severance compensation, his then applicable salary compensation for a period of twelve (12) months, less all applicable withholdings required by state or federal law (and the Executive shall be under no obligation to mitigate his damages or seek other employment) (the "Severance Payment"), which Severance Payment shall be payable by the Company as a lump sum within thirty (30) days of such termination;"

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          (h)  ADDITION OF PARAGRAPH 7(i). The Agreement is hereby amended to provide for the addition of Paragraph 7(i) to read in its entirety as follows:

               "(i) In addition to the Severance Payment and related benefits provided for in Section 7(h) above, in the event of: (a) a termination by the Company without Cause, within the period commencing with a public announcement of the Company's intention to effect a Change of Control of the Company and continuing for a period of eighteen (18) months thereafter (provided that the obligation to provide the benefits described below will be triggered by this subparagraph (a) only in the event that such Change of Control is completed), or (b) a termination by the Executive within the first six
                    (6) months following a Change of Control of the Company based on a significant reduction of Executive's compensation or benefits, a relocation of Executive's office by a distance of greater than 50 miles, or the death or disability of Executive, or (c) termination by Executive for any reason after completing a minimum of six (6) months of Employment with the Company following a Change of Control of the Company, the Executive shall be entitled to the following:

                    (i) as severance compensation, his then applicable salary compensation (payable monthly) for a period of six (6) months from the date of such termination, less all applicable withholdings required by state or federal law (and the Executive shall be under no obligation to mitigate his damages or seek other employment) (the "Change of Control Severance Payment"),;

          (i) ADDITION OF PARAGRAPH 7(j). The Agreement is hereby amended to provide for the addition of Paragraph 7(j) to read in its entirety as follows:

               "(j) In addition to the Change of Control Severance Payment and related benefits provided for in Section 7(i) above, in the event of: (a) a termination by the Company without Cause, within the period commencing with a public announcement of the Company's intention to effect a Change of Control of the Company and continuing for a period of eighteen (18) months thereafter, or (b) a termination by the Executive for Good Reason at any time within eighteen (18) months following a public announcement of a Change of Control of the Company (provided that the obligation to provide the benefits described below will be triggered by subparagraphs (a) or
                    (b) only in the event that such Change of Control is completed), the Executive shall be entitled to the following:

                    (i) the pro rata portion of his bonus for the then-current fiscal year, calculated by multiplying the maximum bonus for which Executive is eligible for such full fiscal year (such maximum bonus is currently set at fifty percent (50%) of Executive's base salary for the fiscal year ending March 31, 2003; in the event that at any point in a subsequent fiscal year, the Board has not yet specified a bonus plan for Executive, then the maximum bonus to which Executive was entitled in the previous fiscal year will apply for the purposes of this paragraph) and multiplying it by the number of days in such fiscal year through the date of termination divided by 365; and

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                    (ii)    the option to continue to receive benefits equal to
                            or greater than those benefits provided under the Company's health and disability benefit plans in which Executive and/or his family are participating as of the date of termination as described in
                            Section 5 at a cost no greater than the then current cost of such benefits to Executive as of the date of termination for a period of twelve (12) months following the termination.

          (j) Addition of Paragraph 7(k). The Agreement is hereby amended to provide for the addition of Paragraph 7(k) to read in its entirety as follows

               (k) "In addition to the Change of Control Severance Payment and additional benefits provided for in Sections 7(i) and 7(j) above, in the event of a termination by the Company without Cause, within the period commencing with a public announcement of the Company's intention to effect a Change of Control of the Company and continuing for a period of eighteen (18) months thereafter (provided that the obligation to provide the payments described below will be triggered by the above provision only in the event that such Change of Control is completed), the Executive shall be entitled to the following:

                    (i) a cash payment equal to the aggregate value (as calculated below) of that portion of Executive's Eligible Stock Options (as defined below) that would have become vested and exercisable by virtue of such Change of Control of the Company and not otherwise vested and exercisable on the date of Executive's termination (such portion of the Eligible Stock Options being the "CIC Options"). The value per CIC Option shall be the difference between the fair market value as of the date of such Change of Control of the cash, securities or other consideration payable in exchange for each share of the Company's common stock in connection with such Change of Control and the exercise price for such CIC Option. By way of example, if: (i) Executive would have been entitled to accelerated vesting and exercise of 200,000 Eligible Stock Options by virtue of the completion of a Change of Control and which are not otherwise vested and exercisable on his date of termination; (ii) the completed Change of Control results in each share of the Company's common stock being converted into the right to receive shares of stock in the acquiring or resulting company valued at $7.50 per share plus $2.00 in cash; and (iii) the weighted average exercise price of the 200,000 CIC Options is equal to $4.50 per share; then Executive will be entitled to 200,000 times ($9.50 - $4.50) or One Million Dollars ($1,000,000) pursuant to this provision. The "Eligible Stock Options" refer to options granted to the Executive to acquire: (i) 225,000 shares of the Company's common stock at an exercise price of $3.40 per share granted on May 22, 2001; (ii) 150,000 shares of the Company's common stock at an exercise price of $5.00 per share granted on May 22, 2001; and (iii) 150,000 shares of the Company's common stock at an exercise price of $5.30 per share granted on May 13, 2002.

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          (k)  Addition of Paragraph 7(l). The Agreement is hereby amended to provide for the addition of Paragraph 7(l) to read in its entirety as follows:

               "(l) In the event that any payment or distribution by the Company to or for the benefit of the Executive (whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise,) (a "Payment") is determined to be subject to the excise tax imposed by
                    Section 4999 of the Internal Revenue Code, or any interest or penalties are incurred by the Executive with respect to such excise tax (such excise tax, together with any such interest and penalties, are hereinafter collectively referred to as the "Excise Tax"), then the Company shall pay to the Executive an additional payment (a "Gross-Up Payment") in an amount such that after payment by Executive of all such excise taxes on any such payment (including any interest or penalties imposed with respect thereto) including any Excise Tax imposed upon the Gross-Up Payment, Executive retains an amount of the Gross-Up Payment equal to the Excise Tax imposed upon all such payments."

          (l) AMENDMENT TO PARAGRAPH 8(c). Paragraph 8(c) of the Agreement is hereby amended so as to read in its entirety as follows:

               "(c) During the Non-Compete Period, the Executive shall not solicit or encourage any of the following to discontinue his, her or its relationship with the Company or any subsidiary of the Company; (i) employees, (ii) suppliers, distributors or customers, (iii) former employees whose employment has been terminated for less than six (6) months, or (iv) potential suppliers, distributors or customers Executive had contact with or performed services for during his employment with the Company;"

          (m) Amendment TO PARAGRAPH 8(g). Paragraph 8(g) of the Agreement is hereby amended so as to read in its entirety as follows:

               "(g) The Executive acknowledges that any breach by his of this
                    Agreement will result in irreparable harm to the Company with respect to which no adequate remedy at law shall exist. Accordingly, in addition to any other remedies available to the Company with respect to any actual or threatened breach of this Agreement, the Company shall be entitled to seek temporary or permanent injunctive relief and the Executive consents to the entry of any temporary and permanent injunctive relief, (together with temporary restraining orders ancillary to the same) which may be granted by a court of competent jurisdiction;"

          (n) AMENDMENT TO PARAGRAPH 8(h). Paragraph 8(h) of the Agreement is hereby amended so as to read in its entirety as follows:

               "(h) The Company's obligations under Section 7(h)(i) of this
                    Agreement (if any) shall cease in the event of Executive's material breach of his obligations under this Section 8, which material breach continues after ten (10) business days' written notice and opportunity to cure (provided that if the material breach will result in imminent and material harm to the Company, then the Executive shall be required to cure such material breach within the time period reasonably requested by the Board to avoid such material harm); and"

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     2.   NO OTHER CHANGES/PROMISES. Except as specifically set forth in this
Amendment, the terms and provisions of the Agreement shall remain unmodified and the Agreement is hereby confirmed by the parties as being in full force and effect as amended herein. This Amendment and the Agreement constitute the entire understanding of the parties with respect to the subject matter thereof, and no other covenants have been made by either party to the other.

     3. INCORPORATION OF PROVISIONS. The terms and provisions of Paragraphs 12-18 of the Agreement are incorporated herein by reference.

     4. COUNTERPARTS. This Amendment may be executed in counterparts, each of which shall be deemed to be an original, but all of which, taken together, shall constitute one and the same agreement.

     IN WITNESS WHEREOF, the parties have caused this Amendment to be executed to be effective as of the day and year first above written.

                                    "COMPANY"

                                    HOOVERS, INC., a Delaware corporation


                                    By:
                                       -----------------------------------------
                                    Name:
                                         ---------------------------------------
                                    Title:
                                          --------------------------------------

                                    "EXECUTIVE"


                                    --------------------------------------------
                                    Jeffrey R. Tarr
                                    Social Security # :
                                                       -------------------------

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